EXHIBIT 4(k)-5
                                                                  CONFORMED COPY

                                                       EXHIBIT 4(K)-5
                                                       CONFORMED COPY





                    SECOND AMENDMENT dated as of October 20, 1998, to the Amended and Restated Credit Agreement dated as of March 10, 1995 as amended and restated as of December 4, 1996 (as previously amended by that Amendment dated as of August 27, 1997,, the "Credit Agreement"), among ETHAN ALLEN INC., a Delaware corporation, ETHAN ALLEN INTERIORS INC., a Delaware corporation, the financial institutions from time to time parties thereto, and THE CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as swingline lender, administrative agent and collateral agent for the Lenders.


     A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     B. The Borrower and Holdings have requested that the Credit Agreement be amended as set forth herein. The Lenders are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. Section 6.08 of the Credit Agreement is hereby amended by:

          (a) deleting the word "and" at the end of clause (f) thereof.

          (b) deleting the period at the end of clause (g) thereof and substituting therefor a semicolon.

          (c) adding at the end of such Section 6.08 the following clauses (h) and (g):

               (h) Holdings may make Restricted Payments in cash to purchase shares of its common stock and to pay commissions in connection with such purchase of shares




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          of its  common  stock  and the  Borrower  may pay  cash  dividends  to
          Holdings in the amounts and at the times that Holdings makes such Restricted Payments; provided that (i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, any such Restricted Payment and (ii) the aggregate (cumulative) amount of Restricted Payments made in reliance upon this clause (h) shall not exceed $75,000,000; and

               (i) Holdings and/or the Borrower may make Restricted Payments in cash to repurchase shares of common stock of Holdings tendered by or through the Ethan Allen Retirement Plan and the Borrower may pay cash dividends to Holdings in the amounts and at the times that Holdings makes Restricted Payments in accordance with this clause (i); provided, that (x) no Default or Event of Default has occurred and is continuing at the time of, or would result from, any such Restricted Payments and (y) the aggregate amount of Restricted Payments (other than cash dividends by the Borrower to Holdings to allow Holdings to make the Restricted Payments contemplated by this clause (i)) made by Holdings and the Borrower in reliance upon this clause (i) during any fiscal year shall not exceed $1,500,000.

     SECTION  2.  Representations  and  Warranties.  Each  of the  Borrower  and
Holdings hereby represents and warrants to each Lender, on and as of the date hereof, that:

          (a) This Amendment has been duly authorized, executed and delivered by each of the Borrower and Holdings, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of each of the Borrower and Holdings, enforceable in accordance with its terms.

          (b) The representations and warranties of each of the Borrower and Holdings contained in the Credit Agreement and in each other Loan Document are true and correct in all respects with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

          (c) After giving effect to this Amendment, no Default has occurred and is continuing.

     SECTION 3. Effectiveness. This Amendment shall become effective upon receipt by the Agent of counterparts hereof signed by each of the Borrower, Holdings and the Required Lenders.

     SECTION 4. Expenses. The Borrower acknowledges that Section 9.05(a) of the Credit Agreement applies to this Amendment and hereby agrees to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Amendment.





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     SECTION  5.  Miscellaneous.  (a)  This  Amendment  constitutes  the  entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     (b) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

     (c) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

     (d) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and to whose benefit the provisions of this Amendment shall inure.

     (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

     (f) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                      ETHAN ALLEN INC.,

                                      by /s/   M. Farooq Kathwari
                                        --------------------------
                                        Name:  M. Farooq Kathwari
                                        Title: President


                                      ETHAN ALLEN INTERIORS INC.,

                                      by /s/   M. Farooq Kathwari
                                        --------------------------
                                        Name:  M. Farooq Kathwari
                                        Title: President


                                      THE CHASE MANHATTAN BANK,
                                      individually and as
                                      Administrative Agent, Collateral
                                      Agent and Swingline Lender,

                                      by /s/   Barry K. Bergman
                                        --------------------------
                                        Name:  Barry K. Bergman
                                        Title: Vice President


                                      BANK OF MONTREAL,

                                      by /s/    Bruce A. Pietka
                                        --------------------------
                                        Name:  Bruce A. Pietka
                                        Title: Director




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                                       THE BANK OF NEW YORK,

                                       by__________________________
                                          Name:
                                          Title:


                                       BANKBOSTON, N.A.,

                                       by /s/    Susan L. Pardus-Galland
                                          --------------------------
                                          Name:  Susan L. Pardus-Galland
                                          Title: Vice President


                                       FLEET NATIONAL BANK,

                                       by /s/    Christopher J. Kampe
                                          --------------------------
                                          Name:  Christopher J. Kampe
                                          Title: Vice President


                                       THE FUJI BANK, LIMITED, NEW YORK
                                       BRANCH,

                                       by /s/    Ravmond Ventura
                                          --------------------------
                                          Name:  Raymond Ventura
                                          Title: Vice President and Manager


                                       MERITA BANK LTD, NEW YORK
                                       BRANCH,

                                       by __________________________
                                          Name:
                                          Title:


                                       by __________________________
                                          Name:
                                          Title:


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                                       SANWA BANK,

                                       by__________________________
                                         Name:
                                         Title:


                                       WACHOVIA BANK, N.A.

                                       by /s/    John C. Coffin
                                          --------------------------
                                          Name:  John C. Coffin
                                          Title: Senior Vice President


                                       YASUDA TRUST & BANKING CO.,
                                       LTD.,

                                       by___________________________
                                         Name:
                                         Title: